UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 12, 2006
ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-14323 (Commission File Number)	76-0568219 (I.R.S. Employer Identification No.)

1100 Louisiana, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
(713) 381-6500
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (d) On October 12, 2006, the sole member of Enterprise Products GP, LLC, the general partner of Enterprise Products Partners L.P., elected two new directors, Charles M. Rampacek and Rex Ross, to replace Stephen L. Baum and Philip C. Jackson, who resigned on October 10, 2006 and October 12, 2006, respectively.
     In connection with these changes, the board of directors of Enterprise Products GP, LLC has elected Mr. Rampacek and Mr. Ross to the Audit and Conflicts Committee and elected E. William Barnett as chairman of the Audit and Conflicts Committee. The board has also determined that both Mr. Rampacek and Mr. Ross meet the independence, qualification and experience requirements of the New York Stock Exchange and Securities and Exchange Commission.
Item 7.01. Regulation FD Disclosure.
     Enterprise Products Partners L.P. issued a press release dated October 16, 2006 regarding the director changes discussed above. A copy of the press release dated October 16, 2006 is furnished herewith as Exhibit 99.1.
     The information in the press release attached as Exhibit 99.1 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if and to the extent such subsequent filing specifically references the information incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Exhibit

99.1	Press release issued on October 16, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
By: Enterprise Products GP, LLC, as general partner
Date: October 16, 2006	By:	/s/ Michael J. Knesek
Michael J. Knesek
Senior Vice President, Controller and Principal Accounting Officer of Enterprise Products GP, LLC

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release issued on October 16, 2006.